PEOPLES BANCORP INC. – P.O. BOX 738 - MARIETTA, OHIO – 45750
www.peoplesbancorp.com

                                                                                       NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Edward G. Sloane
January 26, 2010		Chief Financial Officer and Treasurer
(740) 373-3155

PEOPLES BANCORP INC. ANNOUNCES FOURTH QUARTER
AND 2009 RESULTS
_____________________________________________________________________

MARIETTA, Ohio - Peoples Bancorp Inc. (“Peoples”) (NASDAQ: PEBO) today announced net income available to common shareholders of $0.7 million for the fourth quarter of 2009, representing diluted earnings per common share of $0.07, compared to a net loss available to common shareholders of $4.6 million and $3.1 million, representing a diluted loss per common share of $0.44 and $0.33, for the third quarter of 2009 and fourth quarter of 2008, respectively.  For the 2009 year, net income available to common shareholders totaled $2.3 million, or $0.22 per diluted common share, in 2009 versus $7.5 million, or $0.72, in 2008.
Summary points regarding fourth quarter and 2009 results:
o
Nonperforming assets declined $3 million, or 6%, to 2.03% of total assets at year-end 2009, from 2.16% at September 30, 2009.  Fourth quarter 2009 net charge-offs also were lower than recent quarters, totaling $5.7 million.  Allowance for loan losses continued to build during the fourth quarter, increasing $1.1 million and resulting in fourth quarter 2009 provision for loan losses of $6.8 million, or 0.63% of average loans.  For 2009, net charge-offs were $21.4 million and allowance for loan losses increased $4.3 million, resulting in provision for loan losses of $25.7 million.

o
Peoples recognized non-cash pre-tax other-than-temporary impairment charges of $1.8 million ($1.2 million or $0.11 per common share after-tax) in the fourth quarter of 2009 and $7.7 million ($5.0 million or $0.48 per diluted share) for the year 2009.  These impairment losses related to Peoples’ investments in collateralized debt obligation securities and individual bank-issued trust preferred securities.

o
Total Risk-Based Capital ratio was 16.80% at year-end, up from 16.39% at September 30, 2009, and substantially higher than the regulatory minimum amount needed to be considered “well-capitalized”.  Tangible common equity increased to 7.22% of tangible assets from 6.21% at December 31, 2008.

o
Net interest income and margin remained strong throughout 2009, due to proactive balance sheet management that lowered funding costs and mitigated the impact of historically low market rates on asset yields.

o
Non-interest income was consistent with prior periods, totaling $7.8 million for the fourth quarter of 2009 and $32.1 million for the year, as stronger mortgage banking income and debit card revenue offset lower insurance and bank owned life insurance income.

o
Non-interest expenses were contained during the fourth quarter of 2009, with a modest linked quarter increase attributed to the third quarter reversal of incentive plan accruals based primarily on full year corporate results of operations, which decreased third quarter salary and employee benefit costs by $451,000, coupled with $119,000 of additional employee medical benefit plan costs in the fourth quarter.  In 2009, non-interest expense increases were mostly isolated to $3.1 million additional FDIC insurance expense and higher costs associated with problem loans, such as legal and other professional fees.

o
Retail deposit balances were up at December 31, 2009, from both the prior quarter-end and year-end, largely a result of higher non-interest-bearing deposits, which grew $11 million, or 23% annualized, in the fourth quarter and $18.0 million, or 10%, for the entire year.

o
Gross loan balances continued to be impacted by charge-offs and payoffs on commercial real estate loans during the fourth quarter of 2009, as well as existing residential real estate loans being refinanced and sold to the secondary market as customers responded to attractive long-term, fixed rates.

 “The year 2009 was a challenging year for our bottom-line earnings as we worked through asset quality issues caused by the economic downturn that started in 2008,” said Mark F. Bradley, President and Chief Executive Officer.  “As we continued our focus on reducing problem loans, we found it necessary to build our allowance for loan losses due to recent charge-off levels. We also took steps to preserve capital and maintain adequate liquidity.  Key successes in 2009 included effective cost control, stable net interest margin, increased revenue and good core deposit growth.”

PEOPLES BANCORP INC.
Fourth Quarter 2009 Earnings Release
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Fourth quarter 2009 net interest income was consistent with the prior quarter at $15.4 million, while net interest margin expanded 5 basis points to 3.50%.  Interest income was challenged by lower reinvestment rates for investment securities in the fourth quarter, coupled with the full quarter’s impact of third quarter 2009 commercial loan payoffs.  However, Peoples repaid approximately $48 million of high-cost wholesale funding in the fourth quarter, using excess cash reserves at the Federal Reserve, which lowered interest expense and overall cost of funds.  This action also was a key driver of the improvement in net interest margin during the fourth quarter of 2009.  Year-over-year, fourth quarter net interest income was up 5% and net interest margin expanded 6 basis points, as reductions in funding costs outpaced the decline in interest income from loan payoffs and additional nonaccrual loans. For the year 2009, net interest income was $61.8 million, up 6% over the prior year, while net interest margin remained relatively unchanged.
“We achieved our strategic goal of replacing higher-cost wholesale funding with lower-cost core deposits throughout 2009,” said Edward G. Sloane, Chief Financial Officer and Treasurer.  “Due to this success, we managed to reduce overall funding costs in 2009, which more than offset the impact of lower asset yields.  As we start 2010, we have the balance sheet prepared for the eventual increase in interest rates.  Until that occurs, our ability to retain and grow low-cost deposits and lower funding costs further will be key to maintaining net interest income levels given the current pressure on asset yields.”
In the fourth quarter 2009, non-interest income was $7.8 million, matching both the prior quarter and fourth quarter 2008 amounts.  Trust and investment income grew during the fourth quarter of 2009 due to higher managed asset values.  During 2009, total managed assets grew 11%, largely reflecting the general recovery within the global financial markets.  Secondary market loan production remained steady, resulting in higher mortgage banking income.  Fourth quarter electronic banking income, primarily debit card revenue, benefited from continued growth in the volume of transactions completed using debit cards.  Insurance income declined in the fourth quarter, due mostly to lower property and casualty insurance commissions.  In 2009, non-interest income totaled $32.1 million, equaling the prior year.
Non-interest expense totaled $14.6 million for the fourth quarter of 2009, versus $14.1 million for the linked quarter.  This increase was due mostly to the third quarter reversal of accruals associated with Peoples’ annual incentive award plan.  Peoples also incurred higher employee medical benefit plan costs and external legal and valuation expenses associated with problem loans in the fourth quarter.  Year-over-year growth in total non-interest expense for both the fourth quarter and full year 2009 was mostly isolated to additional FDIC insurance expense, higher employee medical benefit costs and workout costs for problem loans.
“During the second half of 2009, we intensified our cost control efforts and we will be working to build on that progress in 2010,” said Sloane.  “A key to achieving our 2010 operating goals will be reductions in various operating expenses and improvement in overall operating efficiency.  We continue to evaluate opportunities to expand our customer base and grow the company in a disciplined manner considering the value of capital in the current operating environment.”
In the fourth quarter of 2009, Peoples recorded a $1.8 million other-than-temporary impairment loss related to two collateralized debt obligation (“CDO”) investment securities, consisting mostly of bank-issued trust preferred securities.  Management concluded these investments were total losses based upon its evaluation of the credit quality of the underlying issuers during the fourth quarter and estimation of cash flows to be received from the securities.  After the fourth quarter 2009 impairment charge, the carrying value of Peoples’ remaining investment in CDO securities is $1.0 million.
“The impairment losses recognized in 2009 significantly reduced the level of high risk securities within our investment portfolio,” said Sloane.  “At year-end, our analysis indicated that the remaining loss exposure was limited to our $1 million CDO investment, which we consider manageable as we move into 2010.”
Peoples’ loan balances decreased $16.0 million in the fourth quarter of 2009, to $1.05 billion, reflecting lower commercial real estate and consumer loan balances.  During the fourth quarter, a single $3.4 million nonaccrual commercial real estate loan was paid off, while an unrelated $5.0 million commercial real estate loan was transferred to other real estate owned.  Both of these loans had been identified as impaired and placed on nonaccrual status in 2008.  Also during the fourth quarter, several large commercial construction loans, with total outstanding balances of approximately $40 million, were converted to term commercial mortgage loans.  Throughout 2009, total loan balances fell $52.0 million, primarily reflecting charge-offs and pay downs of commercial loans, plus lower demand due to the economic downturn.  Loan balances also have been impacted by existing residential real estate loans being refinanced and sold to the secondary market due to customer demand for long-term, fixed-rate loans.  As a result, Peoples’ serviced loan portfolio has increased 26% since year-end 2008, to $227.8 million at December 31, 2009.
Total nonperforming assets were down $2.7 million to $40.7 million, or 2.03% of total assets, at December 31, 2009, from $43.4 million, or 2.16%, at September 30, 2009.  In 2009, total nonperforming assets were reduced by $1.1 million, or 3%.

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Fourth Quarter 2009 Earnings Release
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“We have been diligent in our efforts to identify and resolve nonperforming assets during 2009,” commented Sloane.  “The workout process has been slower than we would like in 2009 due to the weakened commercial real estate market and recessionary economy.  However, the modest reduction in nonperforming assets at year-end 2009 represents good progress towards our goal of improving overall asset quality.”
Fourth quarter 2009 net loan charge-offs were $5.7 million, or 2.14% of average loans on an annualized basis, compared to $7.1 million, or 2.57%, and $9.7 million, or 3.45%, for the third quarter of 2009 and fourth quarter of 2008, respectively.  Approximately $4.3 million of the fourth quarter 2009 charge-offs reflect write-downs associated with the workouts of two existing impaired commercial real estate loans.  Peoples’ allowance for loan losses increased $1.1 million in the fourth quarter of 2009, to $27.3 million, or 2.59% of total loans, from $26.2 million, or 2.46%, at September 30, 2009.  This increase was primarily attributable to the impact of charge-offs remaining at an elevated level during 2009.  To maintain the adequacy of the allowance for loan losses, Peoples recorded a fourth quarter 2009 provision for loan losses of $6.8 million versus $10.2 million last quarter and $13.4 million in the fourth quarter of 2008.
In 2009, net loan charge-offs were $21.4 million, or 1.96% of average loans, versus $20.4 million, or 1.83%, in 2008.  The combination of elevated charge-off levels and increases in specific reserves for impaired loans during 2009 necessitated building the allowance for loan losses by $4.3 million in 2009.  Provision for loan losses totaled $25.7 million for 2009 compared to $27.6 million for 2008.
Retail deposit balances grew $18.3 million during the fourth quarter of 2009, with an $11.0 million, or 23% annualized, increase in non-interest-bearing balances comprising the majority of the growth.  Interest-bearing retail deposits increased during the fourth quarter, reflecting higher money market balances due to Peoples offering a highly competitive rate.  At December 31, 2009, total retail deposits were up $28.3 million since year-end 2008.  Non-interest-bearing deposits increased $18.0 million, or 10%, in 2009, while interest-bearing retail deposits grew $10.3 million.  The growth in lower-cost and non-interest-bearing deposits during 2009 was a major contributor to the 20% reduction in borrowed funds, which totaled $345.6 million at year-end 2009.
At December 31, 2009, Peoples’ Tier 1 Common, Total Tier 1 and Total Risk-Based Capital ratios were 10.58%, 15.49% and 16.80%, compared to the well capitalized minimum ratios of 4%, 6% and 10%, respectively.  Since year-end 2008, tangible common equity has increased due mostly to improvement in fair value of Peoples’ available-for-sale investment portfolio.  As a result, the ratio of tangible common equity to tangible assets was 7.22% at both December 31, 2009 and September 30, 2009, versus 6.21% at year-end 2008.
“Overall, we are encouraged by 2009 fourth quarter results and a decrease in nonperforming assets, although the continuation of tough economic conditions resulted in additional losses on loans and investments,” summarized Bradley.  “Our main priorities for 2010 will include protecting our already strong capital position, maintaining a diverse revenue stream and improving operating efficiency.”
Peoples Bancorp Inc. is a diversified financial products and services company with $2.0 billion in assets, 47 locations and 39 ATMs in Ohio, West Virginia and Kentucky.  Peoples makes available a complete line of banking, investment, insurance, and trust solutions through its financial service units – Peoples Bank, National Association; Peoples Financial Advisors (a division of Peoples Bank); and Peoples Insurance Agency, LLC.  Peoples’ common shares are traded on the NASDAQ Global Select Market® under the symbol “PEBO”, and Peoples is a member of the Russell 3000 index of US publicly-traded companies.  Learn more about Peoples at www.peoplesbancorp.com.

Conference Call to Discuss Earnings:
Peoples will conduct a facilitated conference call to discuss fourth quarter and 2009 results of operations today at 11:00 a.m., Eastern Standard Time, with members of Peoples’ executive management participating.  Analysts, media and individual investors are invited to participate in the conference call by calling (800) 860-2442.  A simultaneous Webcast of the conference call audio will be available online via the “Investor Relations” section of Peoples’ website, www.peoplesbancorp.com.  Participants are encouraged to call or sign in at least 15 minutes prior to the scheduled conference call time to ensure participation and, if required, to download and install the necessary software.  A replay of the call will be available on Peoples’ website in the “Investor Relations” section for one year.

Safe Harbor Statement:
Certain statements made in this news release regarding Peoples’ financial condition, results of operations, plans, objectives, future performance and business, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are identified by the fact they are not historical facts and include words such as “anticipate”, “may”, “feel”, “expect”, “believe”, “plan”, and similar expressions.

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Fourth Quarter 2009 Earnings Release
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These forward-looking statements reflect management’s current expectations based on all information available and its knowledge of Peoples’ business and operations.  Additionally, Peoples’ financial condition, results of operations, plans, objectives, future performance and business are subject to risks and uncertainties that may cause actual results to differ materially.  These factors include, but are not limited to: (1) continued deterioration in the credit quality of Peoples’ loan portfolio could occur due to a number of factors, such as adverse changes in economic conditions that impair the ability of borrowers to repay their loans, the underlying value of the collateral could prove less valuable than otherwise assumed and assumed cash flows may be less favorable than expected, which may adversely impact the provision for loan losses; (2) competitive pressures among financial institutions or from non-financial institutions, which may increase significantly; (3) changes in the interest rate environment, which may adversely impact interest margins; (4) changes in prepayment speeds, loan originations, and charge-offs, which may be less favorable than expected and adversely impact the amount of interest income generated; (5) general economic conditions and weakening in the economy, specifically the real estate market, either nationally or in the states in which Peoples does business, which may be less favorable than expected; (6) political developments, wars or other hostilities, which may disrupt or increase volatility in securities markets or other economic conditions; (7) legislative or regulatory changes or actions, which may adversely affect the business of Peoples and its subsidiaries; (8) adverse changes in the conditions and trends in the financial markets, which may adversely affect the fair value of securities within Peoples’ investment portfolio; (9) Peoples’ ability to receive dividends from its subsidiaries; (10) the impact of larger or similar financial institutions encountering problems, which may adversely affect the banking industry and/or Peoples; (11) changes in accounting standards, policies, estimates or procedures, which may impact Peoples’ reported financial condition or results of operations; (12) Peoples’ ability to maintain required capital levels and adequate sources of funding and liquidity; (13) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity; (14) the costs and effects of regulatory and legal developments, including the outcome of regulatory or other governmental inquiries and legal proceedings and results of regulatory examinations; and (15) other risk factors relating to the banking industry or Peoples as detailed from time to time in Peoples’ reports filed with the Securities and Exchange Commission (“SEC”), including those risk factors included in the disclosures under the heading “ITEM 1A. RISK FACTORS” of Peoples’ Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as updated by the disclosure under the heading “ITEM 1A. RISK FACTORS” of Peoples’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.
Peoples encourages readers of this news release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance.  Peoples undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events, except as required by applicable legal requirements.  Copies of documents filed with the SEC are available free of charge at the SEC’s website at http://www.sec.gov and/or from Peoples’ website.
As required by U.S. GAAP, Peoples is required to evaluate the impact of subsequent events through the filing date of its December 31, 2009 consolidated financial statements on Form 10-K with the SEC.  Accordingly, subsequent events could occur that may cause Peoples to update its critical accounting estimates and to revise its financial information from which is contained in release.

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Fourth Quarter 2009 Earnings Release
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PER COMMON SHARE DATA AND SELECTED RATIOS

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2009	2009	2008	2009	2008
PER COMMON SHARE:
Earnings per share:
Basic	$ 0.07	$ (0.44)	$ (0.30)	$ 0.22	$ 0.72
Diluted	$ 0.07	$ (0.44)	$ (0.30)	$ 0.22	$ 0.72
Cash dividends declared per share	$ 0.10	$ 0.10	$ 0.23	$ 0.66	$ 0.91
Book value per share	$ 19.80	$ 19.85	$ 18.06	$ 19.80	$ 18.06
Tangible book value per share (a)	$ 13.48	$ 13.50	$ 11.63	$ 13.48	$ 11.63
Closing stock price at end of period	$ 9.68	$ 13.05	$ 19.13	$ 9.68	$ 19.13

SELECTED RATIOS:
Return on average equity (b)	1.98%	-6.70%	-6.24%	1.80%	3.67%
Return on average common equity (b)	1.36%	-8.97%	-6.24%	1.17%	3.67%
Return on average assets (b)	0.24%	-0.79%	-0.63%	0.21%	0.39%
Efficiency ratio (c)	60.55%	58.28%	57.26%	60.14%	56.30%
Net interest margin (b)(d)	3.50%	3.45%	3.44%	3.48%	3.51%
Dividend payout ratio (e)	149%	n/a	n/a	298%	127%
(a)
This ratio represents a non-GAAP measure since it excludes the balance sheet impact of intangible assets acquired through acquisitions on stockholders’ equity.  Additional information regarding the calculation of this ratio is included at the end of this release.

(b)	Ratios are presented on an annualized basis.
(c)	Non-interest expense (less intangible amortization) as a percentage of fully tax-equivalent net interest income plus non-interest income (less securities and asset disposal gains/losses).
(d)	Information presented on a fully tax-equivalent basis.
(e)	Dividends declared on common shares as a percentage of net income available to common shareholders.

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Fourth Quarter 2009 Earnings Release
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CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(in $000’s)	2009	2009	2008	2009	2008
Interest income	$ 24,554	$ 25,472	$ 26,317	$ 102,105	$ 106,227
Interest expense	9,137	10,003	11,600	40,262	47,748
Net interest income	15,417	15,469	14,717	61,843	58,479
Provision for loan losses	6,756	10,168	13,442	25,721	27,640
Net interest income after provision for loan losses	8,661	5,301	1,275	36,122	30,839

Gross impairment losses on investment securities	(1,011)	(6,395)	(4,000)	(7,406)	(4,260)
Less: Non-credit losses included in other
comprehensive income	766	(465)	–	301	–
Net other-than-temporary impairment losses	(1,777)	(5,930)	(4,000)	(7,707)	(4,260)

Net gain on securities transactions	582	276	1,534	1,446	1,668
Net loss on asset disposals	–	(41)	(8)	(103)	(19)
Other gains	–	–	775	–	775

Non-interest income:
Deposit account service charges	2,672	2,703	2,706	10,390	10,137
Insurance income	2,012	2,228	2,201	9,390	9,902
Trust and investment income	1,238	1,189	1,224	4,722	5,139
Electronic banking income	1,025	986	957	3,954	3,882
Mortgage banking income	335	276	181	1,719	681
Bank owned life insurance	244	254	362	1,051	1,582
Other non-interest income	256	150	193	824	774
Total non-interest income	7,782	7,786	7,824	32,050	32,097

Non-interest expense:
Salaries and employee benefits costs	7,356	7,015	7,020	29,394	28,521
Net occupancy and equipment	1,390	1,398	1,371	5,756	5,540
Professional fees	859	742	618	3,042	2,212
Data processing and software	713	603	559	2,417	2,181
FDIC insurance	660	687	219	3,442	361
Electronic banking expense	620	618	611	2,401	2,289
Franchise taxes	308	466	361	1,601	1,609
Amortization of intangible assets	296	307	378	1,252	1,586
Marketing	250	279	283	1,061	1,293
Other non-interest expense	2,120	1,972	2,086	8,316	7,893
Total non-interest expense	14,572	14,087	13,506	58,682	53,485
Income (loss) before income taxes	676	(6,695)	(6,106)	3,126	7,615
Income tax (benefit) expense	(538)	(2,630)	(3,009)	(1,064)	160
Net income (loss)	$ 1,214	$ (4,065)	$ (3,097)	$ 4,190	$ 7,455
Preferred dividends	512	512	–	1,876	–
Net income (loss) available to common shareholders	$ 702	$ (4,577)	$ (3,097)	$ 2,314	$ 7,455

PER COMMON SHARE DATA:
Earnings per share:
Basic	$ 0.07	$ (0.44)	$ (0.30)	$ 0.22	$ 0.72
Diluted	$ 0.07	$ (0.44)	$ (0.30)	$ 0.22	$ 0.72

Cash dividends declared per share	$ 0.10	$ 0.10	$ 0.23	$ 0.66	$ 0.91

Weighted-average shares outstanding:
Basic	10,376,956	10,372,946	10,333,888	10,363,975	10,315,263
Diluted	10,387,400	10,390,275	10,359,491	10,374,792	10,348,579

Actual shares outstanding (end of period)	10,374,637	10,371,357	10,333,884	10,374,637	10,333,884

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Fourth Quarter 2009 Earnings Release
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CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
(in $000’s)	2009	2008

Assets
Cash and cash equivalents:
Cash and due from banks	$ 29,969	$ 34,389
Interest-bearing deposits in other banks	11,804	1,209
Total cash and cash equivalents	41,773	35,598

Available-for-sale investment securities, at fair value (amortized cost of $706,444
at December 31, 2009 and $696,855 at December 31, 2008)	726,547	684,757
Held-to-maturity investment securities, at amortized cost (fair value of $963
at December 31, 2009 and $0 at December 31, 2008)	963	–
Other investment securities, at cost	24,356	23,996
Total investment securities	751,866	708,753

Loans, net of deferred fees and costs	1,052,058	1,104,032
Allowance for loan losses	(27,257)	(22,931)
Net loans	1,024,801	1,081,101

Loans held for sale	1,874	791
Bank premises and equipment, net of accumulated depreciation	24,844	25,111
Bank owned life insurance	52,924	51,873
Goodwill	62,520	62,520
Other intangible assets	3,079	3,886
Other assets	38,146	32,705
Total assets	$ 2,001,827	$ 2,002,338

Liabilities
Deposits:
Non-interest-bearing deposits	$ 198,000	$ 180,040
Interest-bearing deposits	1,197,886	1,186,328
Total deposits	1,395,886	1,366,368

Short-term borrowings	76,921	98,852
Long-term borrowings	246,113	308,297
Junior subordinated notes held by subsidiary trust	22,530	22,495
Accrued expenses and other liabilities	16,409	19,700
Total liabilities	1,757,859	1,815,712

Stockholders' Equity
Preferred stock, no par value (50,000 shares authorized, 39,000 shares issued
at December 31, 2009, and no shares issued at December 31, 2008)	38,543	–
Common stock, no par value (24,000,000 shares authorized, 11,031,892 shares
issued at December 31, 2009, and 10,975,364 shares issued at December 31, 2008),	166,227	164,716
including shares in treasury
Retained earnings	46,229	50,512
Accumulated comprehensive income (loss), net of deferred income taxes	9,487	(12,288)
Treasury stock, at cost (657,255 shares at December 31, 2009, and
641,480 shares at December 31, 2008)	(16,518)	(16,314)
Total stockholders' equity	243,968	186,626
Total liabilities and stockholders' equity	$ 2,001,827	$ 2,002,338

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SELECTED FINANCIAL INFORMATION

	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, end of period)	2009	2009	2009	2009	2008

Loan Portfolio
Commercial, mortgage	$ 503,034	$ 478,518	$ 504,826	$ 498,395	$ 478,298
Commercial, other	159,915	160,677	173,136	174,660	178,834
Real estate, construction	32,427	67,143	54,446	62,887	77,917
Real estate, mortgage	215,735	216,571	216,280	224,843	231,778
Home equity lines of credit	49,183	48,991	48,301	47,454	47,635
Consumer	90,144	94,374	95,161	90,741	87,902
Deposit account overdrafts	1,620	1,765	2,016	1,930	1,668
Total loans	1,052,058	1,068,039	1,094,166	1,100,910	1,104,032

Deposit Balances
Interest-bearing deposits:
Retail certificates of deposit	$ 537,549	$ 561,619	$ 596,713	$ 637,125	$ 626,195
Interest-bearing demand accounts	229,232	206,514	206,866	214,922	187,100
Money market deposit accounts	263,257	245,621	228,963	227,840	213,498
Savings accounts	122,465	131,398	129,614	125,985	115,419
Total retail interest-bearing deposits	1,152,503	1,145,152	1,162,156	1,205,872	1,142,212
Brokered certificates of deposits	45,383	61,412	45,862	24,965	44,116
Total interest-bearing deposits	1,197,886	1,206,564	1,208,018	1,230,837	1,186,328
Non-interest-bearing deposits	198,000	187,011	199,572	190,754	180,040
Total deposits	1,395,886	1,393,575	1,407,590	1,421,591	1,366,368

Asset Quality
Nonperforming assets:
Loans 90+ days past due and accruing	$ 411	$ 993	$ 242	$ 41	$ –
Nonaccrual loans	33,972	41,136	40,460	38,535	41,320
Total nonperforming loans	34,383	42,129	40,702	38,576	41,320
Other real estate owned	6,313	1,238	163	265	525
Total nonperforming assets	$ 40,696	$ 43,367	$ 40,865	$ 38,841	$ 41,845

Allowance for loan losses as a percent of
nonperforming loans	79.3%	62.3%	56.9%	62.4%	55.5%
Nonperforming loans as a percent of total loans	3.27%	3.94%	3.72%	3.50%	3.74%
Nonperforming assets as a percent of total assets	2.03%	2.16%	2.00%	1.89%	2.09%
Nonperforming assets as a percent of total loans and
other real estate owned	3.85%	4.06%	3.73%	3.53%	3.79%
Allowance for loan losses as a percent of total loans	2.59%	2.46%	2.12%	2.19%	2.08%

Capital Information(a)
Tier 1 risk-based capital ratio	15.49%	15.06%	14.88%	14.81%	11.88%
Tier 1 common ratio	10.58%	10.30%	10.30%	10.23%	10.17%
Total risk-based capital ratio (Tier 1 and Tier 2)	16.80%	16.39%	16.22%	16.10%	13.19%
Leverage ratio	10.06%	9.82%	9.95%	9.97%	8.18%
Tier 1 capital	$ 192,822	$ 193,013	$ 198,041	$ 197,258	$ 156,254
Tier 1 common capital	$ 131,747	$ 131,973	$ 137,035	$ 136,285	$ 133,760
Total capital (Tier 1 and Tier 2)	$ 209,144	$ 209,986	$ 215,826	$ 214,373	$ 173,470
Total risk-weighted assets	$ 1,244,705	$ 1,281,318	$ 1,330,979	$ 1,331,758	$ 1,315,657
Tangible equity to tangible assets (b)	9.21%	9.21%	8.74%	8.24%	6.21%
Tangible common equity to tangible assets (b)	7.22%	7.22%	6.78%	6.31%	6.21%

(a)	December 31, 2009 data based on preliminary analysis and subject to revision.
(b)
These ratios represent non-GAAP measures since they exclude the balance sheet impact of intangible assets acquired through acquisitions on both total stockholders’ equity and total assets.  Additional information regarding the calculation of these ratios is included at the end of this release.

PEOPLES BANCORP INC.
Fourth Quarter 2009 Earnings Release
- Page 9 of 12 -

PROVISION FOR LOAN LOSSES INFORMATION

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(in $000’s)	2009	2009	2008	2009	2008
Provision for Loan Losses
Provision for checking account overdrafts	$ 234	$ 268	$ 507	$ 799	$ 1,125
Provision for other loan losses	6,522	9,900	12,935	24,922	26,515
Total provision for loan losses	$ 6,756	$ 10,168	$ 13,442	$ 25,721	$ 27,640

Net Charge-Offs
Gross charge-offs	$ 6,159	$ 7,479	$ 10,101	$ 23,922	$ 21,969
Recoveries	411	409	433	2,527	1,542
Net charge-offs	$ 5,748	$ 7,070	$ 9,668	$ 21,395	$ 20,427

Net Charge-Offs (Recoveries) by Type
Commercial, mortgage	$ 4,900	$ 5,887	$ 7,230	$ 17,640	$ 15,860
Commercial, other	213	521	1,259	726	1,684
Real estate, mortgage	250	208	619	1,287	1,403
Real estate, construction	–	–	(50)	–	(156)
Home equity lines of credit	(29)	21	29	27	118
Consumer	179	172	192	797	553
Deposit account overdrafts	235	261	389	918	965
Total net charge-offs	$ 5,748	$ 7,070	$ 9,668	$ 21,395	$ 20,427

Net charge-offs as a percent of loans (annualized)	2.14%	2.57%	3.45%	1.96%	1.83%

SUPPLEMENTAL INFORMATION

	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, end of period)	2009	2009	2009	2009	2008

Trust assets under management	$ 750,993	$ 738,535	$ 692,823	$ 664,784	$ 685,705
Brokerage assets under management	$ 216,479	$ 210,743	$ 183,968	$ 169,268	$ 184,301
Mortgage loans serviced for others	$ 227,792	$ 220,605	$ 213,271	$ 199,613	$ 181,440
Employees (full-time equivalent)	537	544	548	547	546

PEOPLES BANCORP INC.
Fourth Quarter 2009 Earnings Release
- Page 10 of 12 -

CONSOLIDATED AVERAGE BALANCE SHEETS AND NET INTEREST INCOME

	Three Months Ended
	December 31, 2009			September 30, 2009			December 31, 2008
(in $000’s)	Balance	Income/ Expense	Yield/ Cost	Balance	Income/ Expense	Yield/ Cost	Balance	Income/ Expense	Yield/ Cost
Assets
Short-term investments	$ 15,316	$ 9	0.24%	$ 34,490	$ 22	0.25%	$ 1,455	$ 4	0.96%
Investment securities (a)(b)	748,286	9,222	4.93%	736,653	9,765	5.30%	660,467	9,213	5.58%
Gross loans (a)	1,066,410	15,702	5.85%	1,092,059	16,077	5.85%	1,116,024	17,487	6.25%
Allowance for loan losses	(27,337)			(24,479)			(20,650)
Total earning assets	1,802,675	24,933	5.51%	1,838,723	25,864	5.60%	1,757,296	26,704	6.06%

Intangible assets	65,674			65,969			66,589
Other assets	130,467			129,745			131,286
Total assets	$ 1,998,816			$ 2,034,437			$ 1,955,171

Liabilities and Equity
Interest-bearing deposits:
Savings accounts	$ 127,131	$ 178	0.56%	$ 130,290	$ 176	0.54%	$ 116,807	$ 167	0.57%
Interest-bearing demand accounts	215,484	774	1.42%	210,855	823	1.55%	194,767	806	1.65%
Money market deposit accounts	261,738	766	1.16%	234,513	689	1.17%	177,795	755	1.69%
Brokered certificates of deposits	49,596	499	3.99%	56,232	567	4.00%	39,947	347	3.46%
Retail certificates of deposit	546,860	3,855	2.80%	580,281	4,235	2.90%	610,009	5,531	3.61%
Total interest-bearing deposits	1,200,809	6,072	2.01%	1,212,171	6,490	2.12%	1,139,325	7,606	2.66%

Short-term borrowings	64,863	95	0.57%	55,700	110	0.77%	100,266	377	1.47%
Long-term borrowings	275,719	2,972	4.24%	309,879	3,403	4.32%	320,880	3,617	4.41%
Total borrowed funds	340,582	3,067	3.54%	365,579	3,513	3.78%	421,146	3,994	3.73%
Total interest-bearing liabilities	1,541,391	9,139	2.35%	1,577,750	10,003	2.51%	1,560,471	11,600	2.95%

Non-interest-bearing deposits	197,102			197,900			183,993
Other liabilities	16,683			17,952			13,387
Total liabilities	1,755,176			1,793,602			1,757,851

Preferred equity	38,531			38,506			–
Common equity	205,109			202,329			197,320
Stockholders’ equity	243,640			240,835			197,320
Total liabilities and equity	$ 1,998,816			$ 2,034,437			$ 1,955,171

Net interest income/spread (a)		$ 15,794	3.16%		$ 15,861	3.09%		$ 15,104	3.11%
Net interest margin (a)			3.50%			3.45%			3.44%

(a) Information presented on a fully tax-equivalent basis.
(b) Average balances are based on carrying value.

PEOPLES BANCORP INC.
Fourth Quarter 2009 Earnings Release
- Page 11 of 12 -

	Year Ended
	December 31, 2009			December 31, 2008
(in $000’s)	Balance	Income/ Expense	Yield/ Cost	Balance	Income/ Expense	Yield/ Cost
Assets
Short-term investments	$ 28,496	$ 70	0.25%	$ 2,871	$ 65	2.28%
Investment securities (a)(b)	728,299	38,847	5.33%	615,311	33,395	5.43%
Gross loans (a)	1,093,057	64,793	5.93%	1,113,247	74,373	6.69%
Allowance for loan losses	(25,081)			(17,428)
Total earning assets	1,824,771	103,710	5.68%	1,714,001	107,833	6.29%

Intangible assets	66,010			67,203
Other assets	133,530			128,798
Total assets	$ 2,024,311			$ 1,910,002

Liabilities and Equity
Interest-bearing deposits:
Savings accounts	$ 126,226	$ 645	0.51%	$ 114,651	$ 583	0.51%
Interest-bearing demand accounts	207,117	3,127	1.51%	199,639	3,578	1.79%
Money market deposit accounts	235,690	2,735	1.16%	168,075	3,482	2.07%
Brokered certificates of deposits	41,548	1,675	4.03%	39,151	1,843	4.71%
Retail certificates of deposit	595,655	17,941	3.01%	561,143	21,824	3.89%
Total interest-bearing deposits	1,206,236	26,123	2.17%	1,082,659	31,310	2.89%

Short-term borrowings	59,923	483	0.81%	142,670	3,383	2.37%
Long-term borrowings	312,580	13,656	4.37%	286,905	13,055	4.55%
Total borrowed funds	372,503	14,139	3.80%	429,575	16,438	3.78%
Total interest-bearing liabilities	1,578,739	40,262	2.55%	1,512,234	47,748	3.15%

Non-interest-bearing deposits	195,688			180,973
Other liabilities	17,036			13,892
Total liabilities	1,791,463			1,707,099

Preferred equity	35,438			–
Common equity	197,410			202,903
Stockholders’ equity	232,848			202,903
Total liabilities and equity	$ 2,024,311			$ 1,910,002

Net interest income/spread (a)		$ 63,448	3.13%		$ 60,085	3.14%
Net interest margin (a)			3.48%			3.51%

(a) Information presented on a fully tax-equivalent basis.
(b) Average balances are based on carrying value.

PEOPLES BANCORP INC.
Fourth Quarter 2009 Earnings Release
- Page 12 of 12 -

NON-GAAP FINANCIAL MEASURES
The following non-GAAP financial measures used by Peoples provide information useful to investors in understanding Peoples’ operating performance and trends, and facilitate comparisons with the performance of Peoples’ peers.  The following tables summarize the non-GAAP financial measures derived from amounts reported in Peoples’ financial statements:

	December 31,	September 30,	June 30,	March 31,	December 31,
(in $000’s, end of period)	2009	2009	2009	2009	2008

Tangible Equity:
Total stockholders' equity, as reported	$ 243,968	$ 244,363	$ 238,449	$ 230,307	$ 186,626
Less: goodwill and other intangible assets	65,599	65,805	66,093	66,272	66,406
Tangible equity	$ 178,369	$ 178,558	$ 172,356	$ 164,035	$ 120,220

Tangible Common Equity:
Tangible equity	$ 178,369	$ 178,558	$ 172,356	$ 164,035	$ 120,220
Less: preferred stockholders' equity	38,543	38,518	38,494	38,470	-
Tangible common equity	$ 139,826	$ 140,040	$ 133,862	$ 125,565	$ 120,220

Tangible Assets:
Total assets, as reported	$ 2,001,827	$ 2,004,754	$ 2,039,251	$ 2,055,944	$ 2,002,338
Less: goodwill and other intangible assets	65,599	65,805	66,093	66,272	66,406
Tangible assets	$ 1,936,228	$ 1,938,949	$ 1,973,158	$ 1,989,672	$ 1,935,932

Tangible Book Value per Share:
Tangible common equity	$ 139,826	$ 140,040	$ 133,862	$ 125,565	$ 120,220
Common shares outstanding	10,374,637	10,371,357	10,358,852	10,343,974	10,333,884

Tangible book value per share	$ 13.48	$ 13.50	$ 12.92	$ 12.14	$ 11.63

Tangible Equity to Tangible Assets Ratio:
Tangible equity	$ 178,369	$ 178,558	$ 172,356	$ 164,035	$ 120,220
Total tangible assets	$ 1,936,228	$ 1,938,949	$ 1,973,158	$ 1,989,672	$ 1,935,932

Tangible equity to tangible assets	9.21%	9.21%	8.74%	8.24%	6.21%

Tangible Common Equity to Tangible Assets Ratio:
Tangible common equity	$ 139,826	$ 140,040	$ 133,862	$ 125,565	$ 120,220
Tangible assets	$ 1,936,228	$ 1,938,949	$ 1,973,158	$ 1,989,672	$ 1,935,932

Tangible common equity to tangible assets	7.22%	7.22%	6.78%	6.31%	6.21%

END OF RELEASE